EXHIBIT 99.1

Organetix Announces Completion of Name Change and Confirms New OTCBB Trading Symbol is "SFRX"

New York, N.Y.  (07/23/08)  --  Organetix, Inc. (OTCBB:  OGTX) has today announced that it has officially changed its name to Seafarer Exploration Corp. and has received its new trading symbol (OTCBB:  SFRX). The Company commenced its trading under the new symbol "SFRX" at the opening of business Friday, July 18, 2008.

About Organetix, Inc.

On June 5, 2008, Organetix completed the acquisition of Florida based Seafarer Exploration, Inc. ("Seafarer"). The Company has announced it will change its name to Seafarer Exploration Corp. and request a symbol change to better reflect the new direction of the business.

About Seafarer Exploration, Inc.

Seafarer Exploration, Inc. ("Seafarer") is engaged in the exploration and potential salvaging of a shipwreck off the east coast of Florida. The shipwreck is in an area that is in close proximity to Florida's historic Treasure Coast. The Company has acquired a 47 foot boat and necessary equipment to begin the exploration process.

Disclaimer

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed acquisition and other forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.
MULTIMEDIA AVAILABLE: http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5722362

Contact:

Kyle Kennedy, CEO
727-820-1014
ir@seafarerexplorationcorp.com

Source:  Seafarer Exploration Corp.